Exhibit 99.1

ON24 Announces First Quarter 2021 Financial Results

•	First quarter total revenue grows 102% year-over-year to $50.1 million

•	ARR grows 90% year-over-year to $163.1 million as of March 31, 2021

SAN FRANCISCO – May 12, 2021 – ON24 (NYSE: ONTF), a leading cloud-based digital experience platform provider, today announced financial results for its first quarter ended March 31, 2021.

“We have started the year with strong momentum in the business. During the first quarter, total revenue grew 102% while ARR grew 90% year-over-year. Today, we are enabling thousands of companies to convert millions of prospects into customers,” said Sharat Sharan, co-founder and CEO of ON24. “We believe our cloud-based platform stands alone when it comes to driving engagement and delivering first-person data. As we move forward in a digital-first hybrid world, we believe that we are ideally positioned with a data-rich, digital system of engagement that enables measurable business growth for our customers.”

First Quarter 2020 Financial Highlights

•	ARR: ARR increased 90% year-over-year to $163.1 million as of March 31, 2021.

•	Revenue: Total revenue was $50.1 million, an increase of 102% year-over-year.

•	Digital Experience Platform Business Revenue: Digital experience platform business revenue (excluding legacy revenue) was $50 million, an increase of 111% year-over-year.

•	Operating Loss: Operating loss was $2.2 million, compared to an operating loss of $1.5 million in the first quarter of 2020.

•	Non-GAAP Operating Income (Loss): Non-GAAP operating income was $2.8 million, compared to a non-GAAP operating loss of $1.1 million in the first quarter of 2020.

•

Net Loss Attributable to Common Stockholders: Net loss attributable to common stockholders was $3.4 million, or $0.10 per diluted share, compared to a net loss attributable to common stockholders of $3.4 million, or $0.37 per diluted share in the first quarter of 2020.

•	Non-GAAP Net Income (Loss): Non-GAAP net income was $2.2 million, or $0.05 per diluted share, compared to a non-GAAP net loss of $1.7 million, or $0.18 per diluted share in the first quarter of 2020.

•

Cash Flow: Net cash provided by operating activities was $3.7 million, compared to $1.3 million provided in operating activities in the first quarter of 2020. Free cash flow was $3.2 million for the quarter, compared to $1.2 million in the first quarter of 2020.

For more information regarding non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flows, see the section titled “Non-GAAP Financial Measures” below. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see the tables at the end of this press release.

“In addition to the strong growth in total revenue and ARR, we drove non-GAAP operating profit and positive operating cash flow in the first quarter. We remain confident in our ability to continue delivering strong growth in 2021,” said Steve Vattuone, Chief Financial Officer of ON24.

Financial Outlook

For the second quarter of 2021, the Company currently expects:

•	Total revenue of $50.5 to $51.5 million.

•	Non-GAAP operating income of $0 to $1.0 million.

•	Non-GAAP net loss per share of $(0.01) using 47 million basic and diluted shares outstanding to non-GAAP net income per share of $0.01 using 57 million diluted shares outstanding.

For the full year 2021, the Company expects:

•	Total revenue of $207.5 to $210.5 million.

•	Non-GAAP operating loss of ($2.0) to non-GAAP operating income of $1.0 million.

•	Non-GAAP loss per share of $0.08 to $0.02, using 44.4 million basic and diluted shares outstanding.

Conference Call Information:

ON24 will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time. Parties in the United States can access the call by dialing (800) 437-2398, and international parties can access the call by dialing (323) 289-6576, using the conference ID 7301901.

A webcast will be accessible on ON24’s investor relations website at investors.on24.com. Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website.

Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States, or GAAP, we consider our non-GAAP operating income, non-GAAP net income (loss) and free cash flow in evaluating our operating performance. We define non-GAAP operating income as net (loss) income excluding, interest expense, net, other (income) expense, income tax and stock-based compensation. We define non-GAAP net income (loss) as net income (loss) excluding cumulative preferred dividends allocated to preferred shareholders and stock-based compensation. We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment.

We use non-GAAP operating income and non-GAAP net income to evaluate our ongoing operations and for internal planning and forecasting purposes, and we use free cash flow to measure and evaluate cash generated through normal business operations. We believe non-GAAP operating income and non-GAAP net income may be helpful to investors because they provide consistency and comparability with past financial performance. We believe free cash flow may be helpful to investors because it reflects that some purchases of property and equipment are necessary to support ongoing operations, while providing a measure of cash available to acquire customers, expand within existing customers and otherwise pursue our business strategies.

However, these non-GAAP financial measures are each presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Non-GAAP financial measures have no standardized meanings prescribed by GAAP and are not prepared under a comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tools for comparison.

Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure are included in the tables at the end of this press release.

Forward-Looking Statements

This document contains “forward-looking statements” under applicable securities laws. Such statements can be identified by words such as: “outlook,” “expect,” “convert,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our expected financial and operating results, the permanence of the shift in the way people do business, and other statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including our ability to sustain our recent revenue growth rate, attract new customers and expand sales to existing customers; fluctuation in our performance, our history of net losses and expected increases in our expenses; competition in our markets and any decline in demand for our solutions; our ability to expand our sales and marketing capabilities and otherwise manage our growth; the impact of the COVID-19 pandemic; disruptions or other issues with our technology or third-party services; compliance with data privacy, import and export controls, customs, sanctions and other laws and regulations; intellectual property matters; and matters relating to our common stock, along with the other risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.

About ON24

ON24 provides a leading cloud-based Digital Experience Platform that makes it easy to create, scale, and personalize engaging experiences to drive measurable business growth. Today, we are helping over 2,000 companies worldwide, including 3 of the 5 largest global technology companies, 4 of the 5 largest US banks, 3 of the 5 largest global healthcare companies, and 3 of the 5 largest global industrial manufacturing companies, convert millions of prospects to buyers. Through interactive webinars, virtual events, and always-on multimedia experiences, ON24 provides a system of engagement, powered by AI, which enables businesses to scale engagement, conversions, and pipeline to drive revenue growth. The ON24 platform supports an average of 4 million professionals a month totaling over 2.5 billion engagement minutes per year. ON24 is headquartered in San Francisco with global offices in North America, EMEA, and APAC. For more information, visit www.ON24.com.

Media Contact:

Roger Villareal

press@on24.com

Investor Contact:

Maili Bergman

investorrelations@on24.com

ON24, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$388,940	$58,243
Short-term investments	3,000	3,000
Accounts receivable, net	45,578	48,617
Deferred contract acquisition costs, current	11,136	10,528
Prepaid expenses and other current assets	8,783	7,079

Total current assets	457,437	127,467
Property and equipment, net	9,072	9,051
Deferred contract acquisition costs, non-current	19,921	18,753
Other long-term assets	1,318	1,447

Total assets	$487,748	$156,718

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$6,123	$4,730
Accrued liabilities	16,267	17,439
Deferred revenue	95,562	92,240
Long-term debt, current portion	2,476	2,359

Total current liabilities	120,428	116,768
Long-term debt	3,641	25,727
Other long-term liabilities	3,896	4,022

Total liabilities	127,965	146,517

Convertible Class A-1 and Class A-2 preferred stock	—	83,857
Redeemable convertible Class B and Class B-1 preferred stock	—	70,000
Stockholders’ equity (deficit)
Common stock	5	1
Additional paid-in capital	533,783	27,512
Accumulated deficit	(174,093)	(171,263)
Accumulated other comprehensive income (loss)	88	94

Total Stockholders’ equity (deficit)	359,783	(143,656)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$487,748	$156,718

ON24, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Subscription and other platform	$42,910	$19,927
Professional services	7,189	4,819

Total revenue	50,099	24,746
Cost of revenue:
Subscription and other platform(1)	7,485	4,156
Professional services(1)	3,209	2,550

Total cost of revenue	10,694	6,706
Gross profit	39,405	18,040
Operating expenses:
Sales and marketing(1)	23,925	12,010
Research and development(1)	7,946	4,099
General and administrative(1)	9,768	3,452

Total operating expenses	41,639	19,561

Loss from operations	(2,234)	(1,521)
Interest expense	231	212
Other (income) expense	116	271

Loss before provision for income taxes	(2,581)	(2,004)
Provision for income taxes	249	55

Net loss	(2,830)	(2,059)
Cumulative preferred dividends allocated to preferred stockholders	(558)	(1,325)

Net loss attributable to common stockholders	$(3,388)	$(3,384)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.10)	$(0.37)

Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	32,615,648	9,130,231

(1)	Includes stock-based compensation as follows:

	Three Months Ended December 31,
	2020	2019
Cost of revenue
Subscription and other platform	$237	$23
Professional services	62	4

Total cost of revenue	299	27

Sales and marketing	1,692	141
Research and development	782	57
General and administrative	2,221	178

Total	$4,994	$403

ON24, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(2,830)	$(2,059)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,160	547
Stock-based compensation expense	4,994	403
Amortization of deferred contract acquisition cost	3,674	1,880
Provision for allowance for doubtful accounts and billing reserve	517	254
Changes in operating assets and liabilities:
Accounts receivable	2,522	(5,557)
Deferred contract acquisition cost	(5,450)	(4,118)
Prepaid expenses and other assets	(5,053)	(865)
Accounts payable	601	(336)
Accrued liabilities	373	173
Other long-term liabilities	(126)	(137)
Deferred revenue	3,322	11,144

Net cash provided by operating activities	3,704	1,329

Cash flows from investing activities:
Purchase of property and equipment	(520)	(97)

Net cash used in investing activities	(520)	(97)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts	353,397	—
Proceeds from issuance of common stock resulting from exercise of options	1,411	485
Payment of tax withholding obligations related to net share settlements of stock options exercise	(2,001)	—
Proceeds from long-term debt	—	6,000
Repayments of long-term debt	(22,407)	(6,041)
Repayment of capital lease obligations	(577)	(206)
Payments of offering costs	(2,305)	—

Net cash provided by financing activities	327,518	238

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6)	56
Net increase in cash, cash equivalents and restricted cash	330,696	1,526
Cash, cash equivalents and restricted cash, beginning of period	58,345	18,933

Cash, cash equivalents and restricted cash, end of period	$389,041	$20,459

Supplemental disclosures of cash flow information:
Cash paid for taxes, net of refunds	$11	$4
Cash paid for interest	$256	$261
Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital leases	$1,015	$598
Unpaid purchased fixed assets	$135	$58
Conversion of convertible preferred stock and redeemable convertible preferred stock to common stock	$153,857	$—
Offering costs in accrued liabilities	$1,176	$—

ON24, INC.

Reconciliation from GAAP to Non-GAAP Results

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Reconciliation of net loss to non-GAAP operating income (loss)
Net loss	$(2,830)	$(2,059)
Add:
Interest expense	231	212
Other (income) expense, net	116	271
Provision for income taxes	249	55
Stock-based compensation	4,994	403

Non-GAAP operating income (loss)	$2,760	$(1,118)

Reconciliation of net loss to non-GAAP net income (loss)
Net loss	$(2,830)	$(2,059)
Add: Stock-based compensation expense	4,994	403

Non-GAAP net income (loss)	$2,164	$(1,656)

Reconciliation of net loss available to common stockholders
Net loss attributable to common shareholders:	$(3,388)	$(3,384)
Add: Cumulative preferred dividends allocated to preferred shareholders	558	1,325
Add: Stock-based compensation expense	4,994	403

Non-GAAP net income (loss) attributable to common stockholders	$2,164	$(1,656)

GAAP net loss per share, basic	$(0.10)	$(0.37)
GAAP net loss per share, diluted	$(0.10)	$(0.37)
Non-GAAP earnings (loss) per share, basic	$0.07	$(0.18)
Non-GAAP earnings (loss) per share, diluted	$0.05	$(0.18)
Shares Used in GAAP Per Share Calculations:
GAAP weighted-average shares used to compute GAAP net loss per share, basic	32,615,648	9,130,231
GAAP weighted-average shared used to compute GAAP net loss per share, diluted	32,615,648	9,130,231
Shares Used in Non-GAAP Per Share Calculations:
Non-GAAP weighted-average shares used to compute non-GAAP earnings (loss) per share, basic	32,615,648	9,130,231
Non-GAAP weighted-average shared used to compute non-GAAP earnings (loss) per share, diluted	42,163,113	9,130,231

ON24, INC.

Earnings (Loss) Per Share

(in thousands, except share and per share data)

	Three Months Ended March 31,
GAAP Basic and Diluted Earnings (Loss) Per Share	2021	2020
GAAP basic and diluted net loss per share:
Net loss	$(2,830)	$(2,059)
Less: Cumulative preferred dividends allocated to preferred stockholders	(558)	(1,325)

Net loss attributable to common stockholders, basic and diluted	(3,388)	(3,384)
Income available to participating securities	—	—

Net loss available to common stockholders	$(3,388)	$(3,384)

Weighted average common stock outstanding, basic and diluted	32,615,648	9,130,231

Basic and diluted net loss per share of common stock	$(0.10)	$(0.37)

	Three Months Ended March 31,
Non-GAAP Earning (Loss) Per Share	2021	2020
Non-GAAP basic earnings (loss) per share:
Net loss available to common stockholders	$(3,388)	$(3,384)
Less: Cumulative preferred dividends allocated to preferred stockholders	558	1,325
Add: Stock based compensation	4,994	403

Non-GAAP earnings (loss) attributable to common stockholders, basic and diluted	2,164	(1,656)

Non-GAAP weighted-average shares used to compute non-GAAP earnings (loss) per share, basic	32,615,648	9,130,231

Non-GAAP weighted-average shares used to compute non-GAAP earnings (loss) per share, diluted	42,163,113	9,130,231

Non-GAAP earnings per share of common stock:
Non-GAAP earnings (loss) per share, basic	$0.07	$(0.18)

Non-GAAP earnings (loss) per share, diluted	$0.05	$(0.18)

ON24, INC.

Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net cash provided by (used in) operating activities:	$3,704	$1,329
Less: Purchases of property and equipment	(520)	(97)

Free cash flow	$3,184	$1,232

ON24, INC.

Revenue

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Digital Experience Platform
Subscription and other platform	$42,858	$19,316
Professional services	7,164	4,402

Total digital experience platform	$50,022	$23,718

Legacy
Subscription and other platform	$52	$611
Professional services	25	417

Total legacy revenue	$77	$1,028

Revenue
Subscription and other platform	$42,910	$19,927
Professional services	7,189	4,819

Total revenue	$50,099	$24,746

© 2021 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries.